Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
TUESDAY, JUNE 15, 2010

CLARCOR REPORTS FISCAL SECOND QUARTER 2010 RESULTS

OPERATING PROFIT GREW BY 44% AND DILUTED EPS BY 42%
2010 EPS GUIDANCE INCREASED

Unaudited Second Quarter and First Six Months 2010 Highlights
(Amounts in millions, except per share data and percentages)

	Quarter Ended			Six Months Ended
	5/29/10	5/30/09	Change	5/29/10	5/30/09	Change
Net sales	$257.9	$229.4	12%	$473.0	$443.1	7%
Operating profit	36.2	25.2	44%	59.1	38.9	52%
Net earnings - CLARCOR	23.9	16.8	42%	38.8	25.6	51%
Diluted earnings per share	$0.47	$0.33	42%	$0.76	$0.50	52%

FRANKLIN, TN, Tuesday, June 15, 2010—CLARCOR Inc. (NYSE:  CLC) reported its financial results for the second quarter ended May 29, 2010.  Operating profit increased 44%, and net earnings rose 42% from the second quarter of 2009.  Diluted earnings per share increased 42% to $0.47 in the second quarter of 2010 from $0.33 in the second quarter of 2009.  The impact of foreign currency exchange rates positively influenced the Company’s net sales by $3.6 million and its operating profit by $0.9 million compared to the second quarter of 2009.

Norm Johnson, CLARCOR’s Chairman and Chief Executive Officer, said, “Our second quarter operating results were strong.  Sales increased 12% from last year and were only 3% below sales in the second quarter of 2008 prior to the recession.  The sales increase from prior year drove the 44% increase in operating profit and improved our operating margin to 14.0% from 11.0% in the last year’s second quarter.  In fact, our operating profit and margin were comparable to operating profit of $37.5 million and margin of 14.0% from the second quarter of 2008.  This strong performance demonstrates our continued sales recovery from the recession and reflects the benefits of the various cost initiatives we put in place last year including our restructuring efforts at our HVAC filter operations.  Our improved cost structure positions us well to fully capitalize on the profit potential of our future growth opportunities both domestically and abroad.

“Our sales did not decline in 2009 as significantly as many other industrial companies, so our top-line rebound will not be as pronounced.  Our revenue stream is somewhat sheltered from extreme cyclicality due to our 80% aftermarket sales concentration and our geographic and end-market diversification.  Because of this and our strong balance sheet, we have been able to continue to focus on growth as we made the conscious decision not to reduce investment in sales efforts, research or product development.  We are experiencing the positive impact of this decision as we introduce new products and enter new markets including filtration solutions for the animal husbandry and mobile telecommunication markets.

“On the strength of increased sales and the related higher absorption of fixed manufacturing costs, our 32.9% gross margin in the second quarter of 2010 exceeded our gross margin of 30.3% in the second quarter last year.  More impressive, our gross margin in this year’s second quarter exceeded our 32.0% gross margin from the second quarter of 2008 despite a 3% reduction in sales.  This gross margin improvement is a strong indicator of our continuing success in eliminating cost and improving the efficiency of our manufacturing processes.

“All of our business segments contributed to our success in the second quarter.  Operating profit at each segment climbed significantly from last year.  The increase at our Engine/Mobile Filtration segment was the result of higher sales of heavy-duty engine filters both in the U.S. and internationally.  The increase at our Industrial/Environmental Filtration segment was driven by lower costs at our HVAC filter operations and incremental sales to oil drilling, aerospace and other industrial markets, and the increase at our Packaging segment was the result of higher sales primarily to the smokeless tobacco industry.

Engine/Mobile Filtration Segment

“Net sales at our Engine/Mobile Filtration segment increased $21.1 million or 23% compared to the second quarter of 2009.  This improvement was driven in large part by higher heavy-duty engine filter sales both domestically and internationally.  Sales of aftermarket heavy-duty engine filters in North America increased significantly in the second quarter of 2010 partially driven by an increase in heavy-duty truck tonnage in the U.S. compared to the second quarter of 2009.  Sales in China increased over 40% from the second quarter of 2009 as a result of incremental sales to both new and existing customers.  Despite the European macroeconomic issues, heavy-duty engine filter sales to Europe markets actually increased from last year.  In addition, U.S. sales of railroad filtration products increased as additional locomotives were taken from storage with the continued strengthening of U.S. rail activity.

“Operating profit at our Engine/Mobile Filtration segment increased $5.2 million or 28% from the second quarter of 2009.  Operating margin increased to 20.8% in the second quarter of 2010 from 20.0% in the second quarter last year.  The improvement in operating profit and margin from 2009 is primarily attributable to the higher year-over-year heavy-duty engine filter and railroad filtration product sales.

Industrial/Environmental Filtration Segment

“Net sales at our Industrial/Environmental Filtration segment declined $2.3 million or 2% to $117.6 million in the second quarter of 2010.  This reduction includes a $5.3 million reduction in HVAC filter sales to the 3M Company (“3M”) as compared to the second quarter of 2009.  3M informed us in the third quarter of 2009 that it would no longer be purchasing HVAC filters from us.  Excluding this reduction in sales to 3M, sales in this segment increased $3.0 million or 3% from the second quarter of 2009.  As a result of the benefits of our restructuring program at our HVAC filter operations, operating profit in the Industrial/Environmental Filtration segment increased $4.5 million or 77% to $10.4 million in the second quarter.  Operating margin increased to 8.8% in the second quarter of 2010 from 4.9% in the second quarter of 2009 and 4.2% from the first quarter of 2010.

“Despite HVAC filter sales being lower in the second quarter of 2010 driven by the 3M reduction, operating profit at our HVAC filter operations improved $2.0 million from the second quarter of 2009.  This improvement was the result of our restructuring efforts, including the elimination of fixed costs from the closure of several manufacturing facilities, and the reduction of material costs from commodity pricing and continued manufacturing efficiencies.  We anticipate that operating performance at our HVAC filter operations will continue to strengthen in 2010 as we benefit from the changes in our cost structure, and we leverage our expected sales growth from existing and new markets in the second half of the year.

“Sales of filters to oil drilling, aerospace and other industrial markets improved significantly in the second quarter of 2010 compared to the second quarter of 2009 and drove an increase in operating profit in these markets.  Based upon recent strong order activity, we anticipate that the year-over-year growth in these markets will continue throughout 2010, and we expect full year sales growth between 18% and 20%.

“Our largest concentration of European sales is to the aviation and wastewater markets.  Global sales to these markets declined approximately 15% from the second quarter of 2009 driven by a 20% decline in European sales.  Sales to the U.S. were essentially flat compared to last year’s second quarter.  Although we expect European sales to continue to be lower than 2009 levels for the remainder of 2010, this decline should be offset by an increase in U.S. sales.  Overall, we anticipate full year 2010 global sales to the aviation and wastewater markets to be down less than 5% from last year.

“We expect that our overall natural gas vessel and element sales for the full year 2010 will grow between 7.0% and 9.0% from 2009, though sales to this market were down in the second quarter and first six months of 2010 compared with 2009.  Despite lower sales, operating profit from the natural gas market was consistent with 2009 due to lower steel prices, a higher mix of aftermarket element sales, which command a higher margin, and a reduction in selling and administrative expenses.  We anticipate the sale of natural gas vessels will be higher in the second half of 2010.  We have experienced a steady increase in our vessel sale backlog since September 2009, a trend which we believe should continue heading into the fourth quarter of 2010 due to natural gas finds during 2009, both in the U.S. and overseas.  In addition, our emphasis on building our natural gas filtration aftermarket business is gaining momentum and should grow faster than our natural gas vessel business.

Packaging Segment

“Net sales at our Packaging segment increased $9.7 million or 56% to $26.9 million in the second quarter of 2010.  This increase includes a one-time, no margin $4.6 million equipment sale to one of our customers.  Excluding this equipment sale, net sales increased by $5.1 million or 29%.  This increase was primarily driven by additional sales of smokeless tobacco packaging.  Operating profit in the second quarter of 2010 rose from 2009 primarily due to the incremental profit from this increase in sales.

Cash Flow and Balance Sheet

“Our financial position continues to be solid, and our cash flow remains strong.  Cash flow from operating activities, excluding changes in our short-term investments, decreased to $37.8 million in the first six months of 2010 from $52.5 million in the same period last year.  This $14.7 million reduction was the result of an additional $26.5 million outflow for working capital requirements to support our elevated sales levels partially offset by higher net earnings of $12.9 million.  In the first six months of 2010, we used cash of $35.0 million to pay down our line of credit in full.  The strength of our balance sheet, including our $250.0 million undrawn line of credit and cash of $75.7 million, provides us with the valuable financial flexibility to fund internal growth opportunities, consider potential acquisitions and repurchase shares.

Outlook

“We continue to be pleased with our operating results in the first six months of 2010.  Sales and operating profit improvements from 2009 are quite significant as we have experienced a positive turning point in sales in most of our product markets.  More impressive, however, are the comparisons with the second quarter of 2008 prior to the recession.  Despite lower sales, operating profit and margin in the second quarter of 2010 were comparable to the second quarter of 2008 on the strength of various cost initiatives including the restructuring of our HVAC filter operations.

“While we remain cautious due to tenuous global economic conditions, we are increasing our 2010 guidance for diluted earnings per share to be in the range of $1.70 to $1.85 up from our previous guidance of $1.55 to $1.70.  Reaching the high-end of our guidance will require the economy to continue to improve in the second half of the year.  We are aware that there is concern that economic growth could stagnate for the remainder of the year.  If the economy does indeed slow down, reaching the high-end of our guidance would be a challenge.

The ranges of expected annual 2010 sales growth rates from 2009 and expected 2010 operating margins by segment and in total are as follows:

	2010 Estimated Sales Growth	2010 Estimated Operating Margin
Engine/Mobile Filtration	14% - 16%	20.0% - 21.0%
Industrial/Environmental Filtration	4% - 5%	8.0% - 9.0%
Packaging	19% - 20%	7.5% - 8.5%
CLARCOR	9% - 11%	13.0% - 14.0%

“We expect a full year effective tax rate from 33% to 34%, 2010 cash flow from operating activities (excluding changes in short-term investments) from $90.0 million to $105.0 million and 2010 capital expenditures from $30.0 million to $35.0 million.

CLARCOR will be holding a conference call to discuss the first quarter results at 10:00 a.m. CDT on June 16, 2010. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net.  A replay will be available on these websites and also at 888-203-1112 or 719-457-0820 and providing confirmation code 9200481. The replay will be available through June 30, 2010 by telephone and for 30 days on the Internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to future growth, as well as management's short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets that we serve; statements related to the performance of the U.S. and other economies generally; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements relating to the Company's business and growth strategies; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, the Company's past results of operations do not necessarily indicate its future results. These and other uncertainties are discussed in the "Risk Factors'' section of the Company’s 2009 Form 10-K. The future results of the Company may fluctuate as a result of these and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, including projected sales and profit levels for any business segment in any given quarter, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

TABLES FOLLOW

CLARCOR 2010 UNAUDITED SECOND QUARTER RESULTS

CONSOLIDATED  STATEMENTS  OF  EARNINGS
(Dollars in thousands except per share data)

	Second Quarter		Six Months
For periods ended May 29, 2010 and May 30, 2009	2010	2009	2010	2009

Net sales	$257,869	$229,395	$473,000	$443,085
Cost of sales	173,026	159,797	318,352	312,504
Gross profit	84,843	69,598	154,648	130,581
Selling and administrative expenses	48,631	44,368	95,540	91,664
Operating profit	36,212	25,230	59,108	38,917
Other expense	(224)	(52)	(718)	(858)
Earnings before income taxes	35,988	25,178	58,390	38,059
Income taxes	12,053	8,121	19,648	12,217
Net earnings	23,935	17,057	38,742	25,842
Net (earnings) losses attributable to noncontrolling interests	(50)	(266)	9	(260)
Net earnings attributable to CLARCOR Inc	$23,885	$16,791	$38,751	$25,582

Net earnings per common share attributable to CLARCOR Inc.:
Basic	$0.47	$0.33	$0.76	$0.50
Diluted	$0.47	$0.33	$0.76	$0.50

Average shares outstanding:
Basic	50,716,443	51,116,978	50,661,061	51,086,280
Diluted	51,042,817	51,409,284	50,902,545	51,467,212

CONSOLIDATED BALANCE SHEETS	SUMMARY CASH FLOWS
(Dollars in thousands)	(Dollars in thousands)

	May 29,	November 28,		Six Months
	2010	2009		2010	2009
Assets			From Operating Activities
Current assets:			Net earnings	$38,742	$25,842
Cash and cash equivalents	$75,661	$59,277	Depreciation	13,805	13,851
Short-term investments	-	32,171	Amortization	2,423	2,436
Accounts receivable, net	175,240	164,545	Stock compensation expense	3,362	3,142
Inventories	173,851	157,416	Excess tax benefit from stock compensation	(1,722)	(432)
Other	36,987	35,119	Changes in short-term investments	32,171	(16,065)
Total current assets	461,739	448,528	Changes in assets and liabilities, excluding
Plant assets, net	184,297	188,091	short-term investments	(18,736)	7,742
Goodwill	226,364	228,182	Other, net	(102)	(55)
Other acquired intangibles, net	93,440	95,990	Total provided by operating activities	69,943	36,461
Other assets	11,983	13,099
	$977,823	$973,890	From Investing Activities
			Additions to plant assets	(11,257)	(10,784)
Liabilities			Business acquisitions, net of cash	-	(9,804)
Current liabilities:			Investment in affiliate	-	(1,000)
Current portion of long-term debt	$105	$99	Proceeds from insurance claim	557	-
Accounts payable and accrued			Other, net	153	394
liabilities	144,478	126,424	Total used in investing activities	(10,547)	(21,194)
Income taxes	2,654	5,419
Total current liabilities	147,237	131,942	From Financing Activities
Long-term debt	17,302	52,096	Net payments under line of credit	(35,000)	(10,000)
Long-term pension liabilities	62,919	61,746	Borrowings under long-term debt	354	8,410
Other liabilities	35,858	38,219	Acquisition of noncontrolling interest	-	(2,388)
Total liabilities	263,316	284,003	Payments on long-term debt	(73)	(559)
Redeemable noncontrolling interest	1,363	1,412	Cash dividends paid	(9,870)	(9,196)
Shareholders' Equity	713,144	688,475	Excess tax benefits from stock compensation	1,722	432
	$977,823	$973,890	Other, net	3,963	2,106
			Total used in financing activities	(38,904)	(11,195)
			Effect of exchange rate changes on cash	(4,108)	2,016
			Change in Cash and Cash Equivalents	$16,384	$6,088

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CLARCOR 2010 UNAUDITED SECOND QUARTER RESULTS

QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	2010
	Quarter	Quarter
	Ended	Ended	Six
	February 27	May 29	Months
Net sales by segment:
Engine/Mobile Filtration	$96,428	$113,434	$209,862
Industrial/Environmental Filtration	102,027	117,566	219,593
Packaging	16,676	26,869	43,545
	$215,131	$257,869	$473,000

Operating profit by segment:
Engine/Mobile Filtration	$17,862	$23,643	$41,505
Industrial/Environmental Filtration	4,283	10,371	14,654
Packaging	751	2,198	2,949
	$22,896	$36,212	$59,108

Operating margin by segment:
Engine/Mobile Filtration	18.5%	20.8%	19.8%
Industrial/Environmental Filtration	4.2%	8.8%	6.7%
Packaging	4.5%	8.2%	6.8%
	10.6%	14.0%	12.5%

	2009
	Quarter	Quarter
	Ended	Ended	Six
	February 28	May 30	Months
Net sales by segment:
Engine/Mobile Filtration	$85,380	$92,277	$177,657
Industrial/Environmental Filtration	113,458	119,889	233,347
Packaging	14,852	17,229	32,081
	$213,690	$229,395	$443,085

Operating profit by segment:
Engine/Mobile Filtration	$13,301	$18,457	$31,758
Industrial/Environmental Filtration	663	5,864	6,527
Packaging	(277)	909	632
	$13,687	$25,230	$38,917

Operating margin by segment:
Engine/Mobile Filtration	15.6%	20.0%	17.9%
Industrial/Environmental Filtration	0.6%	4.9%	2.8%
Packaging	-1.9%	5.3%	2.0%
	6.4%	11.0%	8.8%

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